Exhibit 99.1

Clarus Acquires Sierra Bullets for $79 Million

- Acquisition of Leading Sporting Bullet Manufacturer with 70+ Year History to be Immediately Accretive -

SALT LAKE CITY, Utah – August 22, 2017 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” or the “Company”), a diversified holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns, has completed the acquisition of Sierra Bullets, L.L.C. (“Sierra”) for $79 million, subject to a post-closing working capital adjustment. The transaction is expected to be immediately accretive to Clarus’ earnings per share.

Since 1947, Sierra has been dedicated to manufacturing the highest-quality, most accurate bullets in the world. From local and international shooting competitions to sport and hunting, Sierra offers best-in-class accuracy and precision that hunting and sport shooting enthusiasts have come to depend on. This performance is born from a proprietary manufacturing process that enables the achievement of the tightest tolerances in the industry.

Sierra’s products have cultivated a significant consumer following recognized by its iconic “green box” packaging and include globally recognized brands such as Sierra MatchKing, Sierra GameKing, and Sierra BlitzKing.

In addition to a wide base of retailers, Sierra’s customers include distributors, law enforcement agencies and industry OEMs. This diversification is further enhanced by an approximate 400 SKU offering, which has historically mitigated customer and product concentration risk. As a manufacturer of premium products targeting outdoor sportsmen, Sierra believes it has been relatively insulated from exogenous demand volatility. Its premium sales channels have also historically been less susceptible to discounting, driving higher margins for Sierra’s retail and OEM customer base.

For the unaudited 12 months ended June 30, 2017, Sierra’s total revenues were approximately $32 million with EBITDA of approximately $12.5 million, representing a purchase price multiple of approximately 6.3x EBITDA. Sierra has a strong cash flow profile, generating free cash flow conversion of approximately 95% with limited ongoing capex requirements.

“The team at Sierra has continued building on a 70-year legacy dedicated to the highest-level of precision in design, world-class manufacturing and quality control,” said Warren B. Kanders, executive chairman of Clarus. “These attributes have cultivated a diverse customer base of enthusiasts and industry OEMs that drive high recurring revenue and strong cash flow, which we expect to maximize through the utilization of our net operating loss carryforwards.”

Clarus expects to leverage its various strategic and financial resources to accelerate Sierra’s growth. This includes investments to enhance marketing and digital capabilities, improve distribution, forge new customer accounts, and develop new products.

Sierra is led by a seasoned senior management team with decades of combined manufacturing and industry expertise that is dedicated to the long-term growth of the brand. All senior management are expected to remain with Sierra under Clarus’ ownership.

Sierra’s President Pat Daly commented: “Our team takes great pride in developing and manufacturing the most precise and accurate bullets in the world. This is supported by our deep institutional knowledge of highly-specialized manufacturing processes that have produced leading products and created a significant competitive advantage. As the only pure-play bullet brand, it was important for us to partner with a team that shares our values and commitment to excellence, and we are excited to join the Clarus family. I look forward to staying on to continue driving our brand growth.”

In connection with the transaction, Clarus increased the size of its senior credit facility from $20.0 million to $40.0 million.

An updated financial outlook and further discussion on Sierra is expected to be provided during Clarus’ third quarter 2017 earnings report.

Kanders concluded: “We remain committed to seeking to acquire additional companies in industries potentially unrelated to outdoor that satisfy our investment criteria as we found in Sierra. In addition, the minimal leverage incorporated in this transaction and Sierra’s free cash flow dynamics are expected to provide capacity for future acquisitions utilizing our structure.”

About Sierra Bullets

Founded in 1947 in California, Sierra Bullets is an American manufacturer of bullets intended for firearms. Based in Sedalia, Missouri since 1990, Sierra manufactures a wide range of bullets for both rifles and pistols. Sierra bullets are used for precision target shooting, hunting and defense purposes. For more information, please visit www.sierrabullets.com.

About Clarus Corporation

Clarus Corporation (NASDAQ: CLAR) is a holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value in a diverse array of businesses. In addition to Sierra, Black Diamond Equipment, Ltd. and PIEPS GmbH are its other operating subsidiaries. Black Diamond Equipment is a manufacturer of active outdoor equipment and clothing for the climbing, skiing and mountain sports markets. PIEPS is a leading designer and marketer of avalanche beacons and snow safety products. For additional information, please visit www.claruscorp.com or the operating subsidiary websites at www.blackdiamondequipment.com or www.pieps.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s ability to successfully integrate Sierra Bullets, L.L.C.; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

Aaron Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

or

Radhika Ray

VP of Strategy & Investor Relations

Tel 1-646-290-0805

radhika.ray@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com